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                            MASCO CORPORATION                         EXHIBIT 21
                         (a Delaware corporation)

Subsidiaries as of March 15, 1998*


                                                                            Jurisdiction of
         Name                                                       Incorporation or Organization
         ----                                                       -----------------------------
Alsons Corporation                                                          Michigan
American Metal Products Company                                             Delaware
         A.M.P. Industrial Mexicana S.A. de C.V. (97%)                      Mexico
American Shower & Bath Corporation                                          Michigan
Aqua Glass Corporation                                                      Tennessee
         Aqua Glass West, Inc.                                              Delaware
         Tombigbee Transport Corporation                                    Tennessee
Baldwin Hardware Corporation                                                Pennsylvania
         Baldwin Decorative Coatings, Inc.                                  Delaware
         Baldwin Hardware Service Corp.                                     Delaware
Brass-Craft Manufacturing Company                                           Michigan
         Brass-Craft Holding Company                                        Michigan
                 Brass-Craft Canada Ltd.                                    Canada
         Brass-Craft Western Company                                        Texas
         Plumbers Quality Tool Mfg. Co., Inc.                               Michigan
         Tempered Products, Inc.                                            Taiwan
         Thomas Mfg. Company Inc. of Thomasville                            North Carolina
Brush Creek Ranch II, Inc.                                                  Missouri
Cal-Style Furniture Mfg. Co.                                                California
Cobra Products, Inc.                                                        Delaware
Delta Faucet Services International, Inc.                                   Delaware
Delta International Services, Inc.                                          Delaware
Epic Fine Arts Company                                                      Delaware
         Beacon Hill Fine Art Corporation                                   New York
         Morning Star Gallery, Ltd.                                         New Mexico
Fieldstone Cabinetry, Inc.                                                  Iowa
Flint & Walling Industries, Inc.                                            Delaware
Franklin Brass Manufacturing Co.                                            Delaware
Gale Industries, Inc.                                                       Florida
Gamco Products Company                                                      Delaware
KraftMaid Cabinetry, Inc.                                                   Ohio
         KraftMaid Trucking, Inc.                                           Ohio
         KraftMaid Distribution Centers                                     Delaware
Landex, Inc.                                                                Michigan
Landex of Wisconsin, Inc.                                                   Wisconsin
Liberty Hardware Manufacturing Corporation                                  Florida



*Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.


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

The Marvel Group, Inc.                                                      Delaware
Masco AG Disposition, Inc.                                                  Kentucky
Masco B.V.                                                                  Netherlands
Masco Building Products Corp.                                               Delaware
         Computerized Security Systems, Inc.                                Michigan
         Thermador Corporation                                              California
         Weiser Lock Corporation                                            California
         Winfield Locks, Inc.                                               California
Masco Capital Corporation                                                   Delaware
         Masco Holdings Limited                                             Delaware
Masco Chile Limited (99%)                                                   Chile
Masco Corporation of Indiana                                                Indiana
         Damixa A/S                                                         Denmark
                 KS Beheer B.V.                                             Netherlands
                          Damixa Nederland B.V.                             Netherlands
                 N.V. Damixa S.A.                                           Belgium
                 Damixa Armaturen GmbH                                      Germany
                 Damixa SARL                                                France
         Delta Faucet Company of Tennessee                                  Delaware
         Delta Faucet of Oklahoma, Inc.                                     Delaware
         Delta Faucet Services (Korea)                                      Korea
         Delta Faucet Services (Singapore)                                  Singapore
         Delta Faucet Services (Thailand)                                   Thailand
         Hydrotech, Inc.                                                    Michigan
         Masco Canada Limited                                               Ontario
         Masco Corporation Limited                                          United Kingdom
                 Berglen Furniture Limited                                  United Kingdom
                 Berglen Group Limited                                      United Kingdom
                 Kiloheat Limited                                           United Kingdom
                 Moore Group Limited                                        United Kingdom
                          Moore Furniture Group Limited                     United Kingdom
                 NewTeam Export (Jersey) Limited                            Jersey
                 NewTeam Ltd.                                               United Kingdom
                 Chromeco Ltd.                                              United Kingdom
                 Harplace Ltd.                                              United Kingdom
         Masco Europe, Inc.                                                 Delaware
         Masco GmbH (98%)                                                   Germany
                 Alfred Reinecke GmbH & Co. KG                              Germany
                 Alma Kuechen Aloys Meyer GmbH & Co. KG                     Germany
                 Duskabin - Wein Austria                                    Austria
                 E. Missel GmbH & Co. KG                                    Germany
                 Gebhardt Flaektteknik Aktiebolag                           Sweden
                 Gebhardt GmbH & Co. KG                                     Germany
                 Gebhardt Singapore                                         Singapore
                 Gebhardt Ventilatoren A/S                                  Denmark






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(Subsidiaries of Masco GmbH which is a wholly-owned subsidiary of Masco
Corporation of Indiana cont'd)



                 Gebhardt Ventilatoren GmbH                                 Austria
                 HTH Haustechnische Handelsgesellschaft                     Germany
                 Huppe Belgium N.V./S.A.                                    Belgium
                 Huppe GmbH                                                 Austria
                 Huppe GmbH & Co. KG                                        Germany
                 Huppe Sarl                                                 France
                 Huppe Czech Republik                                       Czech Republic
                 Huppe Netherlands                                          Holland
                 Huppe Poland                                               Poland
                 Huppe Switzerland                                          Switzerland
                 Huppe Italy                                                Italy
                 Intermart Insaat Malzemeleri Sanayi ve Ticaret AS          Turkey
                 Jung Pumpen GmbH                                           Austria
                 Jung Pumpen GmbH&Co. KG                                    Germany
                 Jung Pumpen SARL                                           France
                 Jung Pumpen United Kingdom                                 United Kingdom
                 Masco Belgium N.V.                                         Belgium
                          Vasco   N.V.                                      Belgium
                          Thermic N.V.                                      Belgium
                          LTV Transport N.V.                                Belgium
                          Vasco GmbH                                        Denmark
                          Vasco BC S.C.                                     France
                          Vasco Ltd. UK                                     Great Britain
                          Vasco B.V.                                        Netherlands
                          Vasco Ges.m.b.H                                   Austria
                          Vasco sp.z.o.o.                                   Poland
                 Masco Mobiliario S.L.                                      Spain
                          Alvic S.A.                                        Spain
                          Alvinor S.A.                                      Spain
                          Cockit S.A.                                       Spain
                          Cockit-Madrid S.L.                                Spain
                          Desarollos Modulares (Barcelona) S.A.             Spain
                          Desarollos Modulares S.A.                         Spain
                          Madetres S.A.                                     Spain
                          Ofitres S.A.                                      Spain
                 Reser Srl                                                  Spain
                 SKS Stakusit-bautechnik GmbH                               Germany
                          Bauelemente bertram GmbH                          Germany
                          BBD Bauelemente Bertram Duisberg GmbH             Germany
                          elket Kunststoff-Technik GmbH&Co.                 Germany
                          SKS Stakusit-Kunststoff Gmbh&Co.                  Germany
                          SKS Stakusit-STAHL-Kunststoff                     Germany
                                  SKS Stakusit POLSKA Sp.2.0.0.             Poland
                                  SKS Stakusit GmbH                         Austria

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(Subsidiaries of Masco GmbH which is a wholly-owned subsidiary of Masco
Corporation of Indiana cont'd)


         N.V. Weiser Europe S.A.                                            Belgium
         Rubinetterie Mariani S.P.A.                                        Italy
                 Studio Technico Sviluppo E. Richerche S.R.L.               Italy
         Weiser Inc.                                                        Canada
                 Weiser (U.K.) Ltd.                                         United Kingdom
Masco de Puerto Rico, Inc.                                                  Puerto Rico
Masco International Sales, Inc.                                             Barbados
Masco International, Inc.                                                   Delaware
Masco IRC, Inc.                                                             Delaware
Masco Japan Limited                                                         Delaware
Masco Philippines Inc.                                                      Philippines
Masco of Russia                                                             Russia
Masco Services, Inc.                                                        Delaware
Masco Training Services, Inc.                                               Delaware
Mascomex S.A. de C.V.                                                       Mexico
Melard Manufacturing Corp.                                                  Delaware
Merillat Industries, Inc.                                                   Michigan
         Merillat Corporation                                               Delaware
         Merillat Transportation Company                                    Delaware
Morgantown Plastics Company                                                 Delaware
Outlet Corp.                                                                Delaware
Peerless Faucet Sales Corporation                                           Delaware
StarMark, Inc.                                                              South Dakota
         SMI Retail Corp.                                                   Delaware
         SMI Transportion, Inc.                                             Delaware
         StarMark of Virginia, Inc.                                         Virginia
Texwood Industries, Inc.                                                    Delaware
         Quality Cabinets Inc.                                              Texas
         Quality Doors Inc.                                                 Texas
Vapor Technologies, Inc.                                                    Delaware
Watkins Manufacturing Corporation                                           California
         Hot Spring Spas New Zealand (50%)                                  New Zealand
W/C Technology Corporation                                                  Delaware
Zenith Products Corporation                                                 Delaware


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